UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K A-1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2014
Date of Report (Date of earliest event reported)

MINDESTA INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 20, 2014, Mindesta Inc. completed a non brokered private placement consisting of the sale of 15,783,332 units at a price of US$0.015 per unit for total proceeds of US$236,750. Each unit consists of one common share and one half of a share purchase warrant. Each whole warrant entitles the holder to purchase one common share at a price of $0.0175 until December 31, 2016.

In addition, on May 20, 2014, Mindesta Inc. reached agreement with Nubian Gold Corporation (“Nubian”) to convert the US$100,000 that is owed to Nubian by the Company, and in turn by Nubian to its major shareholder Gregory Bowes, into 10,000,000 common shares of the Company at a price of $0.01 per share. Mr. Bowes and related companies have also agreed to restructure the balance of funds owing to them by the Company being approximately $142,000. Approximately $22,000 in interest will be forgiven, $50,000 will be repayable immediately and the balance will be repayable in one year. Mr. Bowes is also director and officer of Mindesta.

The foregoing transactions have been completed and as at the date hereof, Mindesta has 35,196,913 shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mindesta Inc.

Dated May 27, 2014	By: //Gregory Bowes
Gregory B. Bowes
Chief Executive Officer and Chief
Financial Officer